EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Physical Spa & Fitness Inc.:

We consent to inclusion in this Form 10-K for the fiscal year ended December 31, 2006 of our report dated April 16, 2007, relating to the consolidated balance sheets of Physical Spa & Fitness Inc. and subsidiaries as of December 31, 2006, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2006.

/s/ Moores Rowland Mazars
Moores Rowland Mazars

Hong Kong
April 16, 2007